Exhibit 99.1

NewAge Agrees to Combine with ARIIX and Four Additional

E-Commerce/Direct Selling Companies to Create a

>$500 Million Global Enterprise

-	Investor conference call scheduled for Tuesday, July 21 at 8:30 a.m. ET to discuss details and implications of the merger

DENVER, COLORADO, July 20, 2020 – New Age Beverages Corporation (Nasdaq: NBEV), the omni-channel Colorado-based healthy and organic products company, today announced that it has entered into a definitive agreement to acquire ARIIX, together with four additional companies in the e-commerce and direct selling channels. The combination will create a global firm with estimated pro forma revenues in excess of $500 million across more than 75 countries worldwide.

NewAge and ARIIX have agreed to create a leading health and wellness firm, with a unique omni-channel route to market, depth in the e-commerce and direct selling channels, a team of more than 400,000 independent representatives, and a portfolio of healthy products unrivaled in the industry. Merging into the combined company are:

NewAge -	One of the fastest-growing beverage companies worldwide with penetration in over 60 countries and a unique omni-channel route to market
ARIIX -	One of the fastest-growing direct selling companies with over 17% CAGR 2015-2019, penetration in over 35 countries, and a leading nutritional performance portfolio
Zennoa -	Established in 2017 with its largest presence in Japan and a portfolio of superfood-based dietary supplements, beverages and fermented foods
LIMU -	Global leader in fucoidan-rich, seaweed-based nutritional products and beverages with over 2,000 independent research studies on its proprietary supernutrient
MaVie -	DNA mapping and wellness company with predictive genomic sequencing and a range of nutritional products customized to individuals’ DNA makeup
Shannen -	Award-winning Indonesian skincare and beauty company founded in 2018 with sales of over $25 million in its first two years of operations

Brent Willis, Chief Executive Officer of NewAge, who will be the CEO of the newly combined company, said, “We are very excited that these companies are coming together to create a powerful global enterprise with tremendous growth potential. We will have the team, the scale, the profitability, the brands, and the reach to drive superior growth and return for shareholders and all of our valued independent representatives and consultants worldwide. We believe we are well positioned in this new business environment with more than 80% of products ordered and fulfilled online and delivered direct to consumers’ homes across now more than 75 countries, and expect to continue to be a disruptive force creating the first omni-channel company in the industry.”

Key Highlights

-	Increases scale with expected pro forma revenue in excess of $500 million, with increased free cash flow and positive net income
-	Enhances the combined company’s global footprint, adds to the core markets of China, Japan and Europe, and expands market access to over 75 markets worldwide
-	Furthers the omni-channel route-to-market strategy with over 80% of products ordered and fulfilled online and over 80% delivered direct to consumers’ homes
-	Strengthens portfolio of healthy brands with major new additions to category platforms of Health and Wellness, Healthy Appearance and Nutritional Performance

ARIIX is one of the fastest-growing companies in the direct selling industry with more than 17% compound annual revenue growth over the past five years. ARIIX was created to be a disruptive force in the e-commerce and direct selling channels. The company was founded nine years ago by former USANA senior executives, led by Dr. Fred Cooper and Mark Wilson. ARIIX has garnered over 200 awards in business, leadership, branding and other areas alongside many Fortune 500 companies to grow to more than $200 million in revenue and $15 million in EBITDA in 2019.

Dr. Fred Cooper, Chief Executive Officer of ARIIX, who will be joining the Board of NewAge as part of the merger, commented, “We have successfully disrupted this industry to create tremendous opportunity for all of our independent representatives over the last nine years. Now we are further poised to springboard to the next level together with NewAge. We are in an excellent position to accelerate organic growth with our direct business model, our expanding market access, and our healthy product portfolio, and are confident as a result of this merger, we will further disrupt the industry and create the first omni-channel company in the sector.”

Consideration for the acquisition will consist of a combination of cash, common stock and convertible notes. At closing, NewAge will pay $25 million in cash and will issue 18 million shares of the Company’s common stock. NewAge will also issue a convertible note for $10 million that matures six months from closing and a convertible note for $141.25 million that matures 24 months from closing. Details of the transaction are included in the Company’s Current Report on Form 8-K dated July 20, 2020. Closing of the transaction is expected to occur in the third quarter of 2020.

Similar to ARIIX, NewAge has also been a disruptor, growing from $2 million to over $250 million by the end of 2019 in less than 4 years since inception. NewAge has developed a platform of healthy functional brands sold through its omni-channel route to market across more than 60 countries around the world. The combined entity expects to reach pro forma revenues of over $500 million, with a blended gross margin of approximately 70%, and adjusted EBITDA of more than $30 million for 2020.

As part of the combination, NewAge expects to capture approximately $20 million in EBITDA in the first 18 months following closing in cost and revenue synergies in the areas of cost of goods sold, manufacturing efficiencies and scale, operational redundancy, cross-pollination of brands, as well as market and channel expansion.

Brent Willis concluded, “NewAge was created to make a difference for consumers with healthy alternatives. ARIIX and all of the other new partners embody the same culture to unleash human potential to do well by doing good. Staying true to our purpose and ideals has served us all well, and now we will be able to increase our reach and impact even more to inspire and educate the planet to Live Healthy.”

Conference Call

The Company will host a live conference call and webcast tomorrow, July 21, 2020 at 8:30 a.m. Eastern Time. Conference call details are provided below. Interested investors can dial into the conference call to hear the details of this merger and participate in a question and answer session.

Date: Tuesday, July 21, 2020

Time: 8:30 a.m. Eastern Time

Toll-free dial-in number: 1-877-407-3982

International dial-in number: 1-201-493-6780

Conference ID: 13706830

The conference call will also be broadcast live and available for replay here and via the investors section of the Company’s website at https://newagebev.com/en-us/our-story/investors. The webcast replay will be available for approximately 45 days following the call.

Please dial into the conference call 15 minutes before the start time due to increased demand for conference calls. You will be asked to register your name and organization.

A replay of the conference call will be available after 11:00 a.m. Eastern Time on the same day through Tuesday, July 28, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13706830

About NewAge

NewAge is a Colorado-based organic and healthy products company dedicated to inspiring and educating consumers to “Live Healthy.” The Company is the only omni-channel company with access to traditional retail, e-commerce, direct-to-consumer, and other channels across more than 60 countries worldwide, with a network of over 250,000 exclusive independent product consultants around the globe. NewAge markets a portfolio of better-for-you products including the brands Tahitian Noni, TeMana, Nestea, Volvic, Illy Coffee, Evian, Búcha Live Kombucha, ‘Nhanced and others. The company operates the websites newage.com, noninewage.com, and a number of other individual brand websites.

About ARIIX

ARIIX is a Utah-based e-commerce and direct-to-consumer company with a network of more than 130,000 independent representatives. The ARIIX opportunity and brands are available in over 35 countries around the world. Founded in 2011, ARIIX has been one of the most disruptive and fastest-growing companies in the industry and reached No. 35 on the DSN Global 100 in 2020, up from No. 57 in 2019. The company has earned over 200 awards for its business practices and was recognized as one of the fastest-growing private companies in America. The company operates the website ariix.com.

About ZENNOA

Zennoa is an e-commerce and direct selling company founded in 2017 with its largest operations in Japan. “Zennoa” means “freedom, balance and peace,” and sells a portfolio of superfood-based dietary supplements, beverages and fermented foods. Zennoa was created by John Wadsworth and Kim Asay, also two of the original founders of Morinda (Noni by NewAge). Mr. Wadsworth is credited with building Tahitian Noni Juice into the original superfruit and helping to create the superfood category. The company operates the website zennoa.com.

About SHANNEN

Shannen Global is an Indonesian-based e-commerce and direct selling company founded in 2018 that has become one of the leading beauty and skincare companies in Indonesia with revenues exceeding $25 million USD. The company sells facial and body washes, lipsticks, brow shapers and other products, and operates the website shannenglobal.co.

About LIMU

Florida-based LIMU is the category creator and global leader in fucoidan-rich nutritional products and LIMU seaweed-based products and energy drinks. The Company commercializes its portfolio via e-commerce and direct channels and has over 2,000 independent, third-party, unsolicited scientific research studies on its supernutrient, fucoidan, available for public review on PubMed.gov. The company operates the website thelimucompany.com.

About MAVIE

MaVie is a DNA mapping and wellness company with predictive genomic sequencing and a range of nutritional products customized to an individual’s DNA makeup. The company sequences an individual’s DNA and then develops a customized set of nutritional and other products based on that individual’s genetic makeup. MaVie, which is French for “my life,” operates in Australia, Europe, Hong Kong, Singapore, South Africa, and the United Arab Emirates. They manage the website mavie.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition, projections, the acquisition of ARIIX, Inc, statements about the benefit of the transaction, the extent and duration of COVID-19 on its business, and achievements of the Company, including statements regarding NewAge’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

NewAge has exclusively partnered with the world’s 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

For investor inquiries about NewAge, please contact:

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

NewAge Corporation:

Riley Timmer

VP Investor Relations

Tel: 1-801-870-8685

Riley_Timmer@NewAge.com

NewAge Corporation:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com